Exhibit 5

NISSIN CO., LTD.(8571)
Monthly Data for December 2002
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

(ACCOUNTS)

			change from
	2001/12	% of total	2001/11

Consumer loans	126,578	67.63%	691
Consumer loans (other than VIP loans)	116,208	62.09%	490
VIP loans	10,370	5.54%	201
Wide loans	31,226	16.68%	301
Small business owner loans & Business Timely loans	28,939	15.46%	1,151
Small business owner loans	16,632	8.89%	574
Business Timely loans	12,307	6.58%	577
Commercial bills	25	0.01%	(1)
Secured loans	399	0.21%	(8)
Total number of accounts	187,167	100.00%	2,134

[Additional columns below]

[Continued from above table, first column(s) repeated]

			change from	comparison with	% change from
	2002/12	% of total	2002/11	estimate	2001/12

Consumer loans	115,657	61.34%	(1,696)	(894)	91.37%
Consumer loans (other than VIP loans)	104,136	55.23%	(1,892)	(997)	89.61%
VIP loans	11,521	6.11%	196	103	111.10%
Wide loans	35,612	18.89%	410	(288)	114.05%
Small business owner loans & Business Timely loans	36,905	19.57%	832	(124)	127.53%
Small business owner loans	22,185	11.77%	775	82	180.26%
Business Timely loans	14,720	7.81%	57	(206)	88.50%
Commercial bills	37	0.02%	12	12	148.00%
Secured loans	326	0.17%	(11)	(11)	81.70%
Total number of accounts	188,537	100.00%	(453)	(1,305)	100.73%

(LOANS OUTSTANDING)

		(Unit : amounts in thousands of yen)
			change from
	2001/12	% of total	2001/11

Consumer loans	46,699,795	30.77%	257,439
Consumer loans (other than VIP loans)	38,102,997	25.11%	46,649
VIP loans	8,596,798	5.66%	210,789
Wide loans	53,246,691	35.08%	586,722
Small business owner loans & Business Timely loans	50,324,392	33.16%	2,275,074
Small business owner loans	35,262,979	23.24%	1,554,871
Business Timely loans	15,061,413	9.92%	720,203
Commercial bills	13,815	0.01%	(3,031)
Secured loans	1,481,361	0.98%	(36,839)
Total loans outstanding	151,766,058	100.00%	3,079,363

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in thousands of yen)
			change from	comparison with	% change from
	2002/12	% of total	2002/11	estimate	2001/12

Consumer loans	43,501,477	24.73%	(601,003)	(155,598)	93.15%
Consumer loans (other than VIP loans)	33,907,686	19.28%	(701,361)	(197,688)	88.99%
VIP loans	9,593,791	5.45%	100,357	42,089	111.60%
Wide loans	62,639,246	35.61%	671,016	(814,511)	117.64%
Small business owner loans & Business Timely loans	68,570,953	38.99%	2,232,146	110,107	136.26%
Small business owner loans	50,884,194	28.93%	2,205,529	339,478	144.30%
Business Timely loans	17,686,758	10.06%	26,616	(229,372)	117.43%
Commercial bills	19,418	0.01%	5,917	6,015	140.56%
Secured loans	1,150,458	0.65%	(17,987)	8,709	77.66%
Total loans outstanding	175,881,554	100.00%	2,290,088	(845,279)	115.89%

* There are 72 branches after opening 2 new branches, closing 2 branches and relocating 4 branches since April 2002.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2003)

	Apr	May	Jun	Jul	Aug	Sep

Consumer loans (including VIP loans)*1
Applications	7,808	6,780	6,576	7,982	6,261	6,710
Approvals	2,028	2,021	1,828	2,277	1,957	1,931
Ratio of approval	25.97%	29.81%	27.80%	28.53%	31.26%	28.78%
VIP loans
Applications	233	234	252	241	325	368
Approvals	222	224	228	221	301	331
Ratio of approval	95.27%	95.73%	90.48%	91.70%	92.62%	89.95%
Wide loans
Applications	1,270	1,258	1,099	1,304	1,402	1,338
Approvals	1,016	1,062	863	1,001	1,117	1,121
Ratio of approval	80.00%	84.42%	78.53%	76.76%	79.67%	83.78%
Small business owner loans
Applications	615	774	744	895	955	859
Approvals	556	691	670	786	891	791
Ratio of approval	90.40%	89.28%	90.05%	87.82%	93.30%	92.08%
Business Timely loans
Applications	2,161	2,054	1,639	1,599	1,247	1,335
Approvals *2	1021	710	597	619	540	433
Ratio of approval	47.25%	34.57%	36.42%	38.71%	43.30%	32.43%
Commercial bills
Applications	13	7	5	6	10	7
Approvals	7	5	5	6	8	5
Ratio of approval	53.85%	71.43%	100.00%	100.00%	80.00%	71.43%
Secured loans
Applications	3	10	7	8	3	9
Approvals	3	4	5	6	3	3
Ratio of approval	100.00%	40.00%	71.43%	75.00%	100.00%	33.33%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans (including VIP loans)*1
Applications	5,763	4,207	3,634				55,721
Approvals	1,457	866	865				15,230
Ratio of approval	25.28%	20.58%	23.80%				27.33%
VIP loans
Applications	137	58	340				2,188
Approvals	124	50	312				2,013
Ratio of approval	90.51%	86.21%	91.76%				92.00%
Wide loans
Applications	1,412	1,282	1,313				11,678
Approvals	1,130	1060	1071				9,441
Ratio of approval	80.03%	82.68%	81.57%				80.84%
Small business owner loans
Applications	871	892	1,089				7,694
Approvals	801	829	1,030				7,045
Ratio of approval	91.96%	92.94%	94.58%				91.56%
Business Timely loans
Applications	1,553	1,450	1,415				14,453
Approvals *2	539	576	494				5,529
Ratio of approval	34.71%	39.72%	34.91%				38.26%
Commercial bills
Applications	8	14	16				86
Approvals	7	8	16				67
Ratio of approval	87.50%	57.14%	100.00%				77.91%
Secured loans
Applications	6	11	6				63
Approvals	5	8	4				41
Ratio of approval	83.33%	72.73%	66.67%				65.08%

* 1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

* 2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of December 31, 2000

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	1,849,692,334	4.27	399,184,004	0.92	320,328,826	0.74
Wide loans	1,979,978,196	4.13	316,542,028	0.66	196,963,330	0.41
Small business owner loans & Business Timely loans	2,021,309,077	5.89	294,935,700	0.86	274,459,576	0.80
Commercial bills	4,663,290	7.63	2,066,938	3.38	2,596,352	4.25
Real estate-backed loans	169,706,472	8.74	6,937,939	0.36	25,976,292	1.34
Others	6,806,774	24.57	4,726,400	17.06	1,092,864	3.95
Total	6,032,156,143	4.73	1,024,393,009	0.80	821,417,240	0.64

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	487,070,689	1.13	1,206,583,519	2.79	43,280,463,493
Wide loans	547,030,910	1.14	1,060,536,268	2.21	47,908,448,808
Small business owner loans & Business Timely loans	640,588,172	1.87	1,209,983,448	3.53	34,311,188,744
Commercial bills	0	0.00	4,663,290	7.63	61,134,104
Real estate-backed loans	84,692,041	4.36	117,606,272	6.05	1,942,472,077
Others	987,510	3.57	6,806,774	24.57	27,698,342
Total	1,760,369,322	1.38	3,606,179,571	2.83	127,531,405,568

As of December 31, 2001

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,211,098,383	4.73	464,519,876	0.99	368,962,241	0.79
Wide loans	2,708,586,968	5.09	364,219,178	0.68	254,394,446	0.48
Small business owner loans	2,493,585,145	7.07	324,352,881	0.92	225,853,329	0.64
Business Timely loans	424,352,388	2.82	111,935,243	0.74	68,778,685	0.46
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	234,294,255	15.92	8,533,502	0.58	8,637,527	0.59
Others	1,092,864	11.59	0	0.00	0	0.00
Total	8,073,010,003	5.32	1,273,560,680	0.84	926,626,228	0.61

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	484,656,159	1.04	1,318,138,276	2.82	46,699,795,751
Wide loans	694,063,069	1.30	1,312,676,693	2.47	53,246,691,517
Small business owner loans	670,585,177	1.90	1,220,791,387	3.46	35,262,978,397
Business Timely loans	124,925,004	0.83	305,638,932	2.03	15,061,413,940
Commercial bills	0	0.00	0	0.00	13,815,827
Real estate-backed loans	149,427,378	10.15	166,598,407	11.32	1,471,932,999
Others	1,092,864	11.59	1,092,864	11.59	9,429,638
Total	2,124,749,651	1.40	4,324,936,559	2.85	151,766,058,069

As of December 31, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,698,174,312	6.20	519,428,930	1.19	410,085,376	0.94
Wide loans	4,303,604,813	6.87	367,103,846	0.59	323,558,669	0.52
Small business owner loans	4,322,048,865	8.49	282,037,848	0.55	358,916,895	0.71
Business Timely loans	785,143,346	4.44	160,244,656	0.91	145,536,432	0.82
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	338,835,081	30.28	16,802,521	1.50	42,024,096	3.76
Others	717,552	2.27	0	0.00	717,552	2.27
Total	12,448,523,969	7.08	1,345,617,801	0.77	1,280,839,020	0.73

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	551,929,257	1.27	1,481,443,563	3.41	43,501,477,792
Wide loans	950,027,133	1.52	1,640,689,648	2.62	62,639,246,209
Small business owner loans	1,036,858,035	2.04	1,677,812,778	3.30	50,884,194,830
Business Timely loans	202,132,357	1.14	507,913,445	2.87	17,686,758,697
Commercial bills	0	0.00	0	0.00	19,418,602
Real estate-backed loans	193,093,503	17.26	251,920,120	22.52	1,118,831,550
Others	0	0.00	717,552	2.27	31,626,759
Total	2,934,040,285	1.67	5,560,497,106	3.16	175,881,554,439

* The figures in the “Total” column do not include “1 day or more overdue” loans.

* Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of October 31, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	1,827,133,980	4.08	603,057,392	1.35	365,259,778	0.82
Wide loans	3,423,604,998	5.61	374,564,972	0.61	272,999,786	0.45
Small business owner loans	3,488,060,997	7.42	392,614,820	0.84	285,205,988	0.61
Business Timely loans	507,184,488	2.90	158,530,780	0.91	124,002,154	0.71
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	299,885,865	25.88	12,707,825	1.10	28,155,646	2.43
Others	0	0.00	0	0.00	0	0.00
Total	9,545,870,328	5.57	1,541,475,789	0.90	1,075,623,352	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	18,341,843	0.04	986,659,013	2.20	44,766,223,345
Wide loans	868,287,954	1.42	1,515,852,712	2.48	61,057,967,625
Small business owner loans	839,140,621	1.79	1,516,961,429	3.23	46,990,119,901
Business Timely loans	4,264,051	0.02	286,796,985	1.64	17,470,052,375
Commercial bills	0	0.00	0	0.00	11,657,337
Real estate-backed loans	162,003,073	13.98	202,866,544	17.51	1,158,628,623
Others	0	0.00	0	0.00	13,267,840
Total	1,892,037,542	1.10	4,509,136,683	2.63	171,467,917,046

As of November 30, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,334,707,573	5.29	698,460,365	1.58	375,346,897	0.85
Wide loans	3,807,606,483	6.14	473,744,943	0.76	297,556,744	0.48
Small business owner loans	4,069,562,933	8.36	436,088,562	0.90	289,393,255	0.59
Business Timely loans	679,258,067	3.85	197,046,728	1.12	126,015,148	0.71
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	334,498,820	28.95	39,800,413	3.44	12,707,825	1.10
Others	1,029,173	8.00	717,552	5.58	0	0.00
Total	11,226,663,049	6.47	1,845,858,563	1.06	1,101,019,869	0.63

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	299,473,203	0.68	1,373,280,465	3.11	44,102,481,308
Wide loans	891,018,692	1.44	1,662,320,379	2.68	61,968,229,911
Small business owner loans	926,526,155	1.90	1,652,007,972	3.39	48,678,665,579
Business Timely loans	108,156,651	0.61	431,218,527	2.44	17,660,141,823
Commercial bills	0	0.00	0	0.00	13,501,300
Real estate-backed loans	182,702,244	15.81	235,210,482	20.35	1,155,587,388
Others	0	0.00	717,552	5.58	12,858,147
Total	2,407,876,945	1.39	5,354,755,377	3.08	173,591,465,456

As of December 31, 2002

	1 day or		44-66 days		67-96 days
	more overdue	%	overdue	%	overdue	%

Consumer loans	2,698,174,312	6.20	519,428,930	1.19	410,085,376	0.94
Wide loans	4,303,604,813	6.87	367,103,846	0.59	323,558,669	0.52
Small business owner loans	4,322,048,865	8.49	282,037,848	0.55	358,916,895	0.71
Business Timely loans	785,143,346	4.44	160,244,656	0.91	145,536,432	0.82
Commercial bills	0	0.00	0	0.00	0	0.00
Real estate-backed loans	338,835,081	30.28	16,802,521	1.50	42,024,096	3.76
Others	717,552	2.27	0	0.00	717,552	2.27
Total	12,448,523,969	7.08	1,345,617,801	0.77	1,280,839,020	0.73

[Additional columns below]

[Continued from above table, first column(s) repeated]

				(Unit : amounts in yen)
	97 days or				Loans
	more overdue	%	Total	%	Outstanding

Consumer loans	551,929,257	1.27	1,481,443,563	3.41	43,501,477,792
Wide loans	950,027,133	1.52	1,640,689,648	2.62	62,639,246,209
Small business owner loans	1,036,858,035	2.04	1,677,812,778	3.30	50,884,194,830
Business Timely loans	202,132,357	1.14	507,913,445	2.87	17,686,758,697
Commercial bills	0	0.00	0	0.00	19,418,602
Real estate-backed loans	193,093,503	17.26	251,920,120	22.52	1,118,831,550
Others	0	0.00	717,552	2.27	31,626,759
Total	2,934,040,285	1.67	5,560,497,106	3.16	175,881,554,439

* The figures in the “Total” column do not include “1 day or more overdue” loans.

* Long-Term Loans Receivable are included in all loan amounts.

Business Timely/Active Accounts by Contract Month

		(Unit: amounts in thousands of yen)
		Active Accounts and Total Loan Balance

		2001

		April		May		June		July

	Cards		Loan		Loan		Loan		Loan
Contract Month	Issued*2	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance

Apr *1	8,861	6,903	8,178,687	7,096	8,535,389	7,098	8,657,674	7,103	8,822,416
May	1,027			340	307,450	477	464,077	528	561,244
Jun	1,299					455	413,971	667	681,666
Jul	1,342							554	511,411
Aug	1,235
Sep	1,164
Oct	1,251
Nov	1,109
Dec	897
Jan	821
Feb	828
Mar	733
Apr	907
May	651
Jun	544
Jul	564
Aug	505
Sep	411
Oct	519
Nov	561
Dec	493
Total	25,722	6,903	8,178,687	7,436	8,842,839	8,030	9,535,722	8,852	10,576,748

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Active Accounts and Total Loan Balance

	2001										2002

	August		September		October		November		December		January

		Loan		Loan		Loan		Loan		Loan
Contract Month	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.

Apr *1	7,105	8,935,939	6,867	8,743,088	6,844	8,767,193	6,798	8,773,597	6,692	8,663,598	6,620
May	566	644,303	587	704,447	599	751,669	602	776,608	602	791,486	622
Jun	730	810,280	768	891,933	792	959,110	800	1,002,305	799	1,031,199	809
Jul	738	765,662	802	891,033	838	985,580	863	1,053,445	869	1,079,787	879
Aug	558	512,430	734	744,634	788	882,608	805	948,254	830	1,002,594	835
Sep			448	409,193	645	625,081	699	734,721	720	790,065	734
Oct					519	440,165	683	627,105	736	734,674	757
Nov							480	425,167	619	606,201	674
Dec									440	361,801	541
Jan											285
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Total	9,697	11,668,623	10,206	12,384,337	11,025	13,411,416	11,730	14,341,210	12,307	15,061,413	12,756

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Active Accounts and Total Loan Balance

	2002

	January	February		March		April		May		June

	Loan		Loan		Loan		Loan		Loan
Contract Month	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance	Accts.

Apr *1	8,558,251	6,524	8,441,720	6,221	8,026,859	6,156	7,912,931	6,063	7,769,796	5,985
May	825,180	616	838,541	598	817,448	600	833,743	597	831,912	593
Jun	1,053,171	821	1,090,736	813	1,090,357	806	1,086,670	798	1,083,132	799
Jul	1,100,275	878	1,117,544	860	1,095,613	852	1,091,805	851	1,096,626	846
Aug	1,026,267	837	1,051,139	815	1,035,065	807	1,036,050	802	1,033,104	789
Sep	831,175	741	861,789	738	864,049	734	861,629	733	871,910	725
Oct	781,805	774	810,066	773	828,829	783	850,049	788	861,804	786
Nov	696,895	692	741,831	693	758,981	701	783,175	708	799,919	708
Dec	470,173	571	530,930	587	568,973	589	580,643	585	583,043	577
Jan	220,140	389	317,510	431	379,330	456	407,114	467	435,146	477
Feb		295	230,379	413	343,481	451	393,127	468	428,956	474
Mar				297	225,806	388	322,146	423	369,009	422
Apr						338	265,708	449	376,856	488
May								256	209,651	332
Jun										237
Jul
Aug
Sep
Oct
Nov
Dec
Total	15,563,339	13,138	16,032,196	13,239	16,034,799	13,661	16,424,799	13,988	16,034,799	14,238

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Active Accounts and Total Loan Balance

	2002

	June	July		August		September

	Loan		Loan		Loan		Loan
Contract Month	Balance	Accts.	Balance	Accts.	Balance	Accts.	Balance

Apr *1	7,663,084	5,891	7,566,640	5,779	7,474,250	5,452	7,109,215
May	827,171	586	828,647	581	825,189	561	807,371
Jun	1,084,708	792	1,082,619	776	1,068,611	763	1,042,883
Jul	1,089,045	841	1,090,573	836	1,101,298	813	1,070,134
Aug	1,022,359	774	1,005,248	770	1,023,619	736	978,774
Sep	861,957	718	866,759	707	868,101	685	844,903
Oct	869,634	778	871,689	771	880,376	756	865,575
Nov	804,695	698	799,380	692	797,261	668	770,476
Dec	580,115	580	589,261	566	593,854	555	585,252
Jan	453,717	484	476,806	488	488,953	494	504,958
Feb	441,883	476	451,393	473	452,569	463	444,218
Mar	378,560	427	395,897	433	403,050	427	406,210
Apr	433,487	495	450,525	507	475,336	502	477,312
May	283,541	354	316,405	367	340,220	370	348,881
Jun	186,370	313	267,790	323	291,667	326	303,705
Jul		265	210,786	313	262,940	339	298,335
Aug				246	206,315	307	282,800
Sep						193	172,377
Oct
Nov
Dec
Total	16,980,334	14,472	17,270,428	14,628	17,553,620	14,410	17,313,389

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Unit: amounts in thousands of yen)
	Active Accounts and Total Loan Balance

	2002

	October		November		December

		Loan		Loan		Loan
Contract Month	Accts.	Balance	Accts.	Balance	Accts.	Balance

Apr *1	5,366	6,984,690	5,275	6,906,994	5,152	6,745,333
May	565	814,904	558	805,000	549	787,117
Jun	751	1,040,804	750	1,038,844	739	1,019,837
Jul	796	1,066,456	791	1,063,747	775	1,043,603
Aug	730	969,179	719	967,610	714	963,573
Sep	675	847,509	673	850,829	666	842,190
Oct	753	878,921	741	875,440	745	889,550
Nov	657	772,188	649	775,668	634	765,668
Dec	551	587,678	534	578,373	530	580,132
Jan	491	509,241	484	506,408	480	507,359
Feb	460	450,229	455	452,220	458	452,972
Mar	423	405,650	410	397,014	410	407,226
Apr	507	483,813	501	478,890	494	473,776
May	367	350,092	370	356,914	371	356,959
Jun	331	308,769	331	312,694	317	302,533
Jul	342	308,727	349	315,207	336	306,456
Aug	317	301,745	319	313,109	307	305,978
Sep	243	223,598	242	234,440	243	242,327
Oct	207	165,848	281	233,105	287	253,377
Nov			231	197,624	281	243,822
Dec					232	196,962
Total	14,532	17,470,052	14,663	17,660,141	14,720	17,686,758

*1 Accounts and loan balances prior to April 2001 have been included in the row for April 2001 data.

*2 The number of cards issued do not include “CL 0 cards without loans outstanding”. (CL 0 Cards = bad-debt write-offs, restructured loans, loans to deceased parties, etc.)

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of
credit
lines
from other
companies at	01/1		01/2		01/3		01/4		01/5		01/6
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	380	48.5%	405	49.3%	396	50.3%	520	53.9%	671	57.4%	855	57.5%
1	188	24.0%	204	24.8%	205	26.0%	283	29.3%	308	26.3%	389	26.2%
2	132	16.8%	144	17.5%	111	14.1%	159	16.5%	189	16.2%	239	16.1%
3	82	10.5%	67	8.2%	69	8.8%	3	0.3%	2	0.2%	3	0.2%
4	2	0.3%	1	0.1%	6	0.8%	0	0.0%	0	0.0%	0	0.0%
Total	784	100.0%	821	100.0%	787	100.0%	965	100.0%	1,170	100.0%	1,486	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at	01/7		01/8		01/9		01/10		01/11		01/12
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	875	56.3%	825	57.0%	750	55.6%	768	53.9%	705	54.5%	567	53.7%
1	396	25.5%	370	25.5%	344	25.5%	393	27.6%	351	27.1%	287	27.2%
2	277	17.8%	245	16.9%	248	18.4%	250	17.6%	224	17.3%	196	18.6%
3	7	0.4%	9	0.6%	7	0.5%	13	0.9%	14	1.1%	5	0.5%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Total	1,555	100.0%	1,449	100.0%	1,349	100.0%	1,424	100.0%	1,294	100.0%	1,055	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at	02/1		02/2		02/3		02/4		02/5		02/6
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	523	57.9%	513	54.2%	456	54.2%	565	55.3%	360	50.7%	296	49.6%
1	249	27.5%	247	26.1%	248	29.5%	274	26.8%	220	31.0%	178	29.8%
2	127	14.0%	180	19.0%	133	15.8%	180	17.6%	128	18.0%	119	19.9%
3	5	0.6%	7	0.7%	4	0.5%	2	0.2%	2	0.3%	4	0.7%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Total	904	100.0%	947	100.0%	841	100.0%	1,021	100.0%	710	100.0%	597	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of
credit
lines
from other
companies at	02/7		02/8		02/9		02/10		02/11		02/12		Total
contracting
time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	309	49.9%	261	48.3%	227	52.4%	274	50.8%	301	52.3%	217	43.9%	15,227	49.7%
1	171	27.6%	166	30.7%	124	28.7%	164	30.4%	170	29.5%	157	31.8%	8,230	26.9%
2	135	21.8%	107	19.9%	78	18.0%	98	18.2%	98	17.0%	116	23.5%	5,485	17.9%
3	4	0.6%	6	1.1%	4	0.9%	3	0.6%	7	1.2%	4	0.8%	1,288	4.2%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.3%
Total	619	100.0%	540	100.0%	433	100.0%	539	100.0%	576	100.0%	494	100.0%	30,641	100.0%

* Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

80%
70%
60%
50%
40%
30%
20%
10%
0%
52.1%
48.7%
47.4%
45.3%
48.5%
49.3%
50.3%
53.9%
57.4%
57.5%
56.3%
57.0%
55.6%
53.9%
54.5%
53.7%
57.9%
54.2%
54.2%
55.3%
50.7%
49.6%
49.9%
48.3%
52.4%
50.8%
52.3%
43.9%
00/9
00/10
00/11
00/12
01/1
01/2
01/3
01/4
01/5
01/6
01/7
01/8
01/9
01/10
01/11
01/12
02/1
02/2
02/3
02/4
02/5
02/6
02/7
02/8
02/9
02/10
02/11
02/12

* Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

Applications and Approval through Ascot Co., Ltd.

	(Unit: amounts in thousands of yen)
	Applications	Details of contracts made monthly			Lending circumstances

									Advances under new
							Additional advances under		contracts to current
		New accounts contracted		Amounts	Initial loan contracts		existing loan contracts		or past borrowers

			Cards with
2002			zero balance		Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	281	42	31	8,250	27	21,520	113	23,648	11	8,139
May	401	45	31	10,000	22	18,250	120	27,652	13	14,550
June	330	42	29	10,000	16	10,470	105	22,757	15	9,289
July	355	48	33	11,500	22	16,350	117	25,505	10	7,630
August	312	36	23	6,849	18	13,690	137	24,703	11	10,330
September	354	32	26	4,050	21	13,210	116	17,392	9	6,650
October	306	43	28	10,850	20	12,090	123	19,989	15	12,818
November	332	34	22	9,250	18	12,370	119	19,294	11	10,300
December	422	49	25	16,100	24	17,630	145	30,832	23	20,979
January
February
March

TOTAL	3,093	371	248	86,849	188	135,580	1,095	211,772	118	100,685

[Additional columns below]

[Continued from above table, first column(s) repeated]

		(Unit: amounts in thousands of yen)
	Total Lending		Total Loans Outstanding

2002	Accounts	Amounts	Accounts	Amounts

April	162	61,557	660	488,489
May	169	70,452	729	538,429
June	149	52,516	786	569,885
July	164	60,985	841	605,934
August	179	55,572	889	634,625
September	152	41,302	928	639,244
October	173	55,747	993	671,290
November	160	51,214	1,037	691,614
December	216	85,541	1,095	738,985
January
February
March

TOTAL	1,524	534,886

* The total loans outstanding include contracted consumer loans.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Wide	Small business			Wide	Small business			contracted
2002	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,637	167	1,113	2,917	98	27	103	228	297,900	1,112	1,730,183
May	1,552	126	1,705	3,383	112	23	213	348	373,350	1,448	2,089,566
Jun	1,096	119	1,217	2,432	107	20	192	319	340,650	1,756	2,424,470
Jul	1,036	169	1,235	2,440	92	25	186	303	314,950	2,016	2,709,859
Aug	1,313	156	1,279	2,748	118	23	222	363	415,992	2,345	3,084,766
Sep	2,250	246	296	2,792	128	29	193	350	413,730	2,583	3,451,385
Oct	2,503	237	156	2,896	120	24	68	212	353,380	2,721	3,704,663
Nov	1,783	155	688	2,626	118	29	6	153	351,100	2,820	3,979,747
Dec	1,221	157	455	1,833	104	23	4	131	293,950	2,878	4,174,557
Jan
Feb
Mar

TOTAL	14,391	1,532	8,144	24,067	997	223	1,187	2,407	3,155,002

Loans acquired through Wide Co., Ltd.

									(Unit : amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Wide	Small business			Wide	Small business			contracted
2002	Loans	owner loans	Others	TOTAL	Loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	—	—	—	—	—	—	—	—	—	—	—
May	—	—	—	—	—	—	—	—	—	—	—
Jun	—	—	—	—	—	—	—	—	—	—	—
Jul	1,934	311	59	2,304	29	9	22	60	88,940	59	88,737
Aug	1,985	362	176	2,523	50	20	138	208	197,100	261	285,417
Sep	1,631	297	426	2,354	81	19	156	256	293,600	502	569,665
Oct	1,847	250	315	2,412	61	20	37	118	216,920	604	776,335
Nov	1,502	228	222	1,952	82	19	2	103	249,500	689	1,009,057
Dec	1,009	176	181	1,366	80	23	0	103	250,800	772	1,234,096
Jan
Feb
Mar

TOTAL	9,908	1,624	1,379	12,911	383	110	355	848	1,296,860

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

									(Unit : amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Small business	Business			Small business	Business			contracted
2002	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	75	0	3	78	5	0	8	13	18,550	14	18,839
May	93	0	4	97	13	2	10	25	45,300	37	62,956
Jun	158	5	39	202	18	19	30	67	71,900	96	133,982
Jul	288	6	31	325	24	43	35	102	111,990	186	245,398
Aug	270	11	11	292	30	24	32	86	118,350	268	366,579
Sep	197	6	10	213	28	20	35	83	115,400	341	480,294
Oct	143	12	11	166	14	20	27	61	76,900	389	544,184
Nov	168	8	6	182	23	23	10	56	92,730	437	634,579
Dec	212	7	5	224	31	28	26	85	115,900	499	731,280
Jan
Feb
Mar

TOTAL	1,604	55	120	1,779	186	179	213	578	767,020

Loans acquired through Inter Co., Ltd.

									(Unit: amounts in thousands of yen)
	Applications				Contracted Accounts					Total Loans Outstanding

									Amount of
	Small business	Business			Small business	Business			contracted
2002	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	14	0	0	14	2	0	1	3	4,000	9	22,661
May	236	1	12	249	13	0	7	20	40,800	30	65,097
Jun	188	0	33	221	18	0	9	27	60,500	56	124,457
Jul	209	0	31	240	17	0	12	29	54,700	81	169,650
Aug	172	0	17	189	20	0	8	28	60,100	112	229,671
Sep	191	0	31	222	13	0	8	21	42,150	129	261,221
Oct	163	0	36	199	15	0	4	19	47,300	146	300,230
Nov	158	0	31	189	24	0	3	27	66,700	170	360,108
Dec	123	0	37	160	19	0	4	23	63,100	192	417,824
Jan
Feb
Mar

TOTAL	1,454	1	228	1,683	141	0	56	197	439,350

Funding Diversification

(1) Changes in borrowings

				(Unit: amounts in millions of yen, %)
	02/12		02/03		01/12

	amount	ratio	amount	ratio	amount	ratio

Banks	73,352	49.72	59,798	45.98	53,528	43.61
Life insurance	232	0.16	437	0.34	551	0.45
Non-life insurance	2,136	1.45	1,600	1.23	2,023	1.65
Others	27,115	18.38	18,722	14.39	17,141	13.96
Indirect	102,836	69.70	80,558	61.94	73,244	59.67

Direct	44,700	30.30	49,500	38.06	49,500	40.33

Total	147,536	100.00	130,058	100.00	122,744	100.00

(2) Changes in interest rates on borrowing

			(%)
	02/12	02/03	01/12

Banks	2.42	2.63	2.67
Life insurance	2.30	2.67	2.34
Non-life insurance	2.93	3.67	3.37
Others	2.54	3.20	3.12
Indirect	2.47	2.78	2.79
Direct	2.41	2.69	2.73

Total	2.46	2.75	2.79

			(%)
	02/12	02/03	01/12

Short-term	1.56	2.23	2.40
Long-term	2.47	2.79	2.80

(3) Breakdown of borrowing by period

				(Unit: amounts in millions of yen, %)
	02/12		02/03		01/12

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	5,550	3.76	1,400	1.08	100	0.08
Long-term loan within 1 year	53,565	36.31	48,348	37.17	47,191	38.45
Long-term loan over 1 year	88,420	59.93	80,310	61.75	75,453	61.47
Total of long-term	141,986	96.24	128,658	98.92	122,644	99.92
Total	147,536	100.00	130,058	100.00	122,744	100.00